Exhibit 10.01

Execution Copy
SUPPORT AGREEMENT

SUPPORT AGREEMENT (the “Agreement”), dated as of May 4, 2009, by and between Glencore AG, a Swiss corporation (“Glencore”) and Century Aluminum Company, a Delaware corporation (the “Company”).

WHEREAS, the Company has proposed or intends to propose that, among other things, the stockholders of the Company (i) approve amending the Company’s Restated Certificate of Incorporation, as amended to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (such common stock or any other securities issued in exchange or substitution for all of the issued and outstanding common stock of the Company, including in any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization, the “Common Stock”) to 195,000,000 (the “Charter Proposal”), (ii) approve amending the Company’s Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) to increase the number of shares authorized for issuance under the 1996 Plan to 10,000,000 and extend its term through May 27, 2019 (the “SIP Proposal”), (iii) elect each of Logan W. Kruger, Willy R. Strothotte and Jarl Berntzen as Class I directors to the Company’s Board of Directors, each for a term of three years (the “Class I Director Election”), and (iv) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (together with the Charter Proposal, the SIP Proposal and the Class I Director Election, the “Proposals”), in each case as set forth in the Company’s Definitive Proxy Statement, dated as of April 17, 2009, as amended through the date hereof and as further amended to reflect that the Charter Proposal will provide for an increase in the number of authorized shares of Common Stock to 195,000,000;

WHEREAS, Glencore and the Company desire to enter into this Agreement to establish certain arrangements with respect to the Common Stock and other Equity Securities  Beneficially Owned by Glencore and its Affiliates and other related corporate matters;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote In Favor of the Proposals.  Glencore agrees that at the Company’s Annual Meeting of Stockholders currently scheduled to be held on May 27, 2009 (including any adjournment or postponement thereof), Glencore shall vote (or cause to be voted), in person or by proxy, all the Voting Securities (whether acquired heretofore or hereafter) that are Beneficially Owned directly by Glencore, any company of which Glencore is a direct or indirect Subsidiary, or any other direct or indirect Subsidiary of Glencore or any such company (the “Glencore Parties”), in favor of adoption and approval of the Proposals.  Glencore hereby represents and warrants that as of the date hereof, the Glencore Parties Beneficially Owns  28,262,091 shares of Voting Securities.

2. Preemptive Rights.

(a) Subject to Glencore’s compliance in all respects with its obligations under Section 1 of this Agreement, if the Company or any Affiliates of the Company proposes to issue Equity Securities (other than in each case, Excluded Securities) to a third party (other than Glencore or its Affiliates) in a registered public offering or pursuant to Rule 144A or Regulation S of the Securities Act of 1933 (as amended, the “Securities Act”) (any such registered public offering or Rule 144A or Regulation S offering, an "Underwritten Offering") or in any Group Issuance, in the case of any such Underwritten Offering or Group Issuance, whether (x) for cash or (y) in a Triggering Exchange Offer (the securities proposed to be issued as described above, including any other securities issued in connection therewith, the "Offered Securities"), Glencore shall have the right to purchase or subscribe for a number or amount of such Offered Securities up to the percentage of the Offered Securities as is equal to the Ownership Percentage (determined as of the date of the New Issuance Notice (as defined below)) (the “New Securities”). The Company shall provide Glencore with notice of any proposed issuance subject to this right no more than 15 and no less than 7 days prior to such issuance specifying, in good faith, the maximum number of shares and proposed terms of such issuance, including the offering price range and the proposed closing date (such notice, including any new or revised notice pursuant to the following sentences, the “New Issuance Notice”).  If the issuance described in a New Issuance Notice does not occur within 7 days of the date indicated in the New Issuance Notice, the Company shall provide Glencore with a new New Issuance Notice no more than 15 and no less than 7 days prior to such issuance.  If the Company intends to sell an amount of Offered Securities that exceed the maximum number of shares in the New Issuance Notice, the Company shall provide Glencore with a revised New Issuance Notice.
(b) In the case of an Underwritten Offering, Glencore shall be entitled to exercise its right hereunder by notifying the Company and committing to purchase or subscribe for New Securities within the same time periods and otherwise on the same basis as the other investors who are invited to participate or are participating in the Underwritten Offering in accordance with market custom and practice from time to time for investors expressing interest in and committing to participate in an Underwritten Offering, except that Glencore will give the Company a good faith indication of its intention to participate in an Underwritten Offering not later than two days prior to the proposed offering date (the “Indication Deadline”), it being understood that such indication shall not commit Glencore to participate in the offering.  If Glencore does not give such indication by the Indication Deadline or indicates that it will not participate in such Underwritten Offering, Glencore’s right to purchase the New Securities shall terminate.

(c) If Glencore desires to participate in a Group Issuance, then no later than two days prior to the proposed issuance day specified in the New Issuance Notice, Glencore shall give a good faith notice to the Company (an “Exercise Notice”) of the number of Equity Securities it desires to purchase (the “Glencore Amount”) and the maximum purchase price per Equity Security that Glencore is willing to pay (the “Glencore Maximum Price”).  In the case of a Group Issuance other than an Exchange Offer, if the actual purchase price per Equity Security to be paid in such Group Issuance by Persons other than Glencore is in excess of the Glencore Maximum Price (the “Final Price”), Glencore shall be entitled to one additional five-day period to give notice to the Company of its election to purchase the Glencore Amount at the Final Price.  In the case of an Exchange Offer, if the Cash Equivalent Amount applicable to such Exchange Offer is in excess of the Glencore Maximum Price, Glencore shall be entitled to one additional five-day period to give notice to the Company of its election to purchase the Glencore Amount at the Cash Equivalent Amount.  Glencore’s right to purchase the New Securities in any Group Issuance shall terminate if Glencore does not provide an Exercise Notice, which shall be an irrevocable commitment (subject to the two immediately preceding sentences, as applicable) to exercise its preemptive rights pursuant to this Section 2, no later than two days prior to the proposed issuance day as provided in the first sentence of this Section 2(c).

(d) Notwithstanding anything herein to the contrary, in the case of an Exchange Offer, (i) the New Securities issuable to Glencore shall be securities in addition to the Offered Securities to be issued in the Exchange Offer, in such amount as is required for Glencore to maintain its Ownership Percentage (determined as of such time as provided in Section 2(a)) taking into account any participation by Glencore in the Exchange Offer, (ii) the purchase price for any New Securities Glencore purchases or subscribes for shall equal their Cash Equivalent Amount, and shall be payable in cash, and (iii) if Glencore exercises its preemptive right to acquire New Securities in connection with an Exchange Offer, Glencore shall also participate in the Exchange Offer with respect to any Exchange Offer Securities it has the sole right to dispose of.

(e) Notwithstanding an any indication or Exercise Notice given by Glencore under Section 2(b) or 2(c), Glencore shall have no obligation to purchase any securities in any issuance (i) if percentage of such issuance to be purchased by Glencore would exceed its Ownership Percentage of the total number of securities in such issuance, or (ii) at a price or on other terms that are less favorable to it than the price and other terms on which any other investor is participating in such issuance.

3. Further Assurances. From time to time after the date hereof, the parties agree to cooperate with each other, and to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4. Ownership Information.  For purposes of this Agreement, Glencore, in determining the amount of outstanding Equity Securities, may rely upon information set forth in the most recent quarterly or annual report, and any current report or other report or document subsequent thereto, filed by the Company with the Securities and Exchange Commission (the “Commission”), unless the Company shall have updated such information by delivery of notice to Glencore.  Upon the written request of the Company, Glencore shall promptly deliver to the Company a written notice specifying the amount of Equity Securities then Beneficially Owned  by the Glencore Parties.  Upon the written request of Glencore, the Company shall promptly deliver to Glencore a written notice specifying the amount of Equity Securities then outstanding and the number of shares of Common Stock underlying such Equity Securities.

5. Term of Agreement; Termination.  Except as otherwise provided in this Agreement, this Agreement shall terminate at the earliest of the following: (A) the Ownership Percentage shall be less than 10% for a period of three continuous months or (B)  upon the written agreement of the parties hereto.

6. Entire Agreement; Amendments and Waivers; Assignment.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto (or in the case of a waiver, the party granting the waiver).  No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.  No party hereto may assign any rights or obligations hereunder to any other person, except upon the prior written consent of each other party.  Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.  For the avoidance of doubt, that certain Standstill and Governance Agreement, dated as of July 7, 2008, between Glencore and the Company shall continue in full force and effect, in accordance with the terms thereof.

7. Notices.  Any notice, request, claim, demand or other communication under this Agreement (each a “Notice”) shall be in writing, shall be either personally delivered, sent by reputable overnight courier service (charges prepaid), sent by facsimile to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) upon confirmation of receipt, if sent by fax.

If to the Company:

Office of the General Counsel
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
Telephone: (831) 642-9300
Facsimile: (831) 642-9328

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 W 52nd Street
New York, NY 10019
Attn: David E. Shapiro, Esq.
Telephone: (212) 403-1000
Facsimile: (212) 403-2000

If to Gencore:

Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn: Head of Aluminum Department
Telephone: +41-41-709-2000
Facsimile: +41-41-709-3000

with a copy to:

Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn: Richard Marshall
Telephone: +41-41-709-2000
Facsimile: +41-41-709-2621

with a copy to

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178-0061
Attn: Matias A. Vega
Attn: Valarie A. Hing
Telephone: (212) 696-6000
Facsimile: (212) 697-1559

8. Severability.  If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

9. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

10. Headings.  All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

11. Choice of Law; Dispute Resolution; Remedies.

(a) This Agreement, the rights and obligations of the parties under this Agreement and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the laws of the State of New York, without giving effect to any conflict of laws rules that might lead to the application of the laws of any other jurisdiction.

(b) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by binding arbitration in New York, New York administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules, (the “AAA Rules”) and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitral tribunal shall be composed of three arbitrators, selected in accordance with the AAA Rules.  The language to be used in the arbitral proceedings shall be in English.  All arbitral proceedings conducted pursuant to this Section 11(b), all information disclosed and all documents submitted or issued by or on behalf of any of the disputing parties or the arbitrators in any such proceedings as well as all decisions and awards made or declared in the course of any such proceedings shall be kept strictly confidential, except for any disclosure as may be required by law, and may not be used for any other purpose than these proceedings nor be disclosed to any third party without the prior written consent of the party to which the information relates or, as regards to a decision or award, the prior written consent of all the other disputing parties.

(c) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that, notwithstanding Section 11(b), the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity

(d) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

12. Interpretations and Certain Defined Terms.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”   As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of Glencore solely by virtue of Glencore’s ownership of Equity Securities or any other action taken by Glencore or its Affiliates which is permitted under this Agreement, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

“Beneficial Ownership” by a Person of any securities means that such Person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) voting power, which means the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which means the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable’ immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is a member.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Francisco, California or New York, New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Cash Equivalent Amount” means, with respect to an Exchange Offer, an amount of cash equivalent to the average of the daily closing prices, per Unit of the applicable Exchange Offer Security, on the principal exchange or market on which the Exchange Offer Security is listed or trades for the five consecutive trading days ending on the last trading day prior to the public announcement of the Exchange Offer (or if not publicly announced, the closing of the Exchange Offer) or, if the Exchange Offer Security has not traded in such period, the value of the applicable Exchange Offer Security for purposes of this definition shall determined by the Board of Directors of the Company in good faith, divided by the number of Equity Securities to be issued in exchange for each Unit of Exchange Offer Security.  A “Unit” of an Exchange Offer Security shall mean the undiscounted face value of the Exchange Offer Security.

 “Equity Securities” means (a) shares of Common Stock of the Company; (b) any other Capital Stock or notes, bonds, debentures, options, warrants or other derivatives or other securities or rights issued by the Company or any Affiliate of the Company that are convertible, exercisable or exchangeable for or otherwise give their holders the right to acquire Common Stock of the Company (regardless of whether such securities or rights are then exercisable, exchangeable or convertible); or (c) any other Capital Stock, or notes, bonds, debentures, options, warrants or other derivatives or other securities or rights issued by the Company or any Affiliate of the Company with an exercise or conversion privilege at a price related to, or with a value derived from the value of, any Common Stock of the Company (including any of them that provide solely or partially for settlement in cash).

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor statute).

“Exchange Offer” means an offering by the Company or any Affiliate of the Company of Equity Securities in exchange for outstanding debt securities (“Exchange Offer Securities”) issued by the Company or any Affiliate of the Company that occurs before November 4, 2010.

"Excluded Securities" means (a) Equity Securities issued to officers, employees or directors of, or consultants to, the Company or its subsidiaries pursuant to the terms of any stock option or similar stock incentive plan adopted by the Board, (b) any Equity Securities issued pursuant to any merger, acquisition, consolidation, joint venture, strategic alliance or other similarly negotiated private transaction (including with a single financial sponsor (including affiliates thereof), license agreement or similar transaction, (c) any Equity Securities issued pursuant to a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock or (d) Equity Securities issued upon the conversion, exercise or exchange of any of Equity Securities that are outstanding as of the date of this Agreement or that are subsequently issued in a transaction that complies with the preemptive rights under this Agreement, in each case, in accordance with the terms of such Equity Securities.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Group Issuance” means one or more offerings of Equity Securities by the Company or any Affiliate of the Company, (i) to one or more Persons in the case of an Exchange Offer and (ii) to five or more Persons in any 120 day period in the case of any other offering, in each case that are exempt from registration under the Securities Act (counting for purposes of this definition a Person and its Affiliates as 1 person).

“Ownership Percentage” means, at any time, the ratio, expressed as a percentage, of (i) the sum of (x) the total number of shares of Common Stock Beneficially Owned directly by Glencore, any company of which Glencore is a direct or indirect Subsidiary, or any other direct or indirect Subsidiary of Glencore or any such company and (y) the total number of shares of Common Stock issuable upon conversion, exchange or exercise of other Capital Stock Beneficially Owned directly by Glencore, any company of which Glencore is a direct or indirect Subsidiary, or any other direct or indirect Subsidiary of Glencore or any such company, to (ii) the sum of (x) the total number of outstanding shares of Common Stock and (y) any Common Stock that is issuable upon conversion, exchange or exercise of any other Capital Stock included in clause (i).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any fund (counting for purposes of this definition any fund or investment manager together with any Affiliates of such investment manager, its fund and its sponsor as one Person).

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (x) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships where the general partnership interests held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly Beneficially Owned by such Person and/or any one or more of its Subsidiaries.

“Triggering Exchange Offer” means an Exchange Offer in which the Company or any Affiliate of the Company would issue Equity Securities that, when aggregated with all Equity Securities issued in previous Exchange Offers (including, for the purposes of this definition, any Exchange Offer to four or fewer Persons) within a twelve month period of the date thereof, equal or exceed 30 million shares of Common Stock (calculated on an as converted, exchanged or exercised basis in the case of any Equity Securities that are not Common Stock).

 “Voting Securities” means at any time shares of any class of Capital Stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CENTURY ALUMINUM COMPANY
By:	/s/ Michael A. Bless
	Name:	Michael A. Bless
	Title:	Executive Vice President and Chief Financial Officer

GLENCORE AG
By:	/s/ Andreas Hubmann
	Name:	Andreas Hubmann
	Title:	Director

By:	/s/ Stefan Peter
	Name:	Stefan Peter
	Title:	Officer